                                                                    EXHIBIT 16.1

                               CIRO E. ADAMS, CPA
                                  2 Barry Drive
                                  P.O. Box 306
                              Mantua, NJ 08051-0306
                                 (856-468-7300)

September 5, 2001

James F. O'Connor
Asthma Disease Management, Inc.
1223 Berks Street, Suite 201
Philadelphia, PA 19125

Mr. O'Connor:

We have been furnished with a copy of the response to Item 4 of Form 8-K for the event that occurred on August 27, 2001, to be filed by Asthma Disease Management, Inc. We agree with the statements made in response to that Item.

Very truly yours,


/s/ CIRO E. ADAMS, CPA
------------------------
Ciro E. Adams, CPA